EXHIBIT 4.2

TRIPWIRE, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is entered into as of June 18, 2003, by and among Tripwire, Inc., a Delaware corporation (the “Company”), the undersigned holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C Preferred Stock, Series C-1 Preferred Stock (the “Series C-1 Stock”) and the purchasers of the Company’s Series D Preferred Stock (the “Series D Stock”) set forth on Exhibit A of that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”). The purchasers under the Purchase Agreement shall be referred to hereinafter as the “Purchasers” and each individually as a “Purchaser,” and the holders of the Series A Stock, Series B Stock, Series C Stock and Series C-1 Stock (jointly, the “Series A, B, C and C-1 Holders”) and the Purchasers shall be referred to hereinafter together as the “Investors” and each individually as an “Investor.” The Investors are listed on Exhibit A attached hereto.

RECITALS

WHEREAS, the Company proposes to sell and issue up to an aggregate of 3,385,793 shares of its Series D Stock pursuant to the Purchase Agreement;

WHEREAS, the Company and the Series A, B, C and C-1 Stock Holders previously entered into that certain Third Amended and Restated Investors’ Rights Agreement, dated as of February 25, 2002 (the “Prior Agreement”);

WHEREAS, as a condition of entering into the Purchase Agreement, the Investors party thereto have requested that the Company extend to them registration rights, information rights and other rights as set forth below; and

WHEREAS, pursuant to Section 5.6 of the Prior Agreement, at least sixty-six and two thirds (66 2/3%) of the holders of Registrable Securities (as defined in the Prior Agreement) have agreed to amend and restate the Prior Agreement and supersede said Prior Agreement in its entirety with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

1.1    Definitions.

As used in this Agreement the following terms shall have the following respective meanings:

1

“Active Management Team” consists of W. Wyatt Starnes, Gene H. Kim, Ken Keeler, Denise Hayman, Mark Allers, Robert McCarthy and Dwayne Melancon.

“Closing” means the date of the initial sale of shares of the Company’s Series D Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or SEC Rule 145).

“Qualifying Offering” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act having an aggregate offering price to the public of not less than $30,000,000 (before deduction of Selling Expenses) and a price per share (before deduction of Selling Expenses) equal to or greater than two (2) times the then applicable Series C Conversion Price as determined pursuant to the Company’s Certificate of Incorporation.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (a) Common Stock of the Company issued or issuable upon conversion or exercise of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

“Shares” shall mean the Company’s Series A Stock, Series B Stock, Series C Stock, and Series C-1 Stock issued and outstanding or issuable pursuant to outstanding warrants, the Series D Stock issued pursuant to the Purchase Agreement, and the Warrants (and the Common Stock issued or issuable upon exercise thereof), in each case, held by the Investors listed on Exhibit A hereto and their permitted assigns.

“Warrants” shall mean those certain warrants to purchase 3,090,622 shares of Common Stock held by the purchasers of Series C-1 Stock and issued by the Company in connection with its prior Series C-1 Preferred Stock financing.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

2.1    Restrictions on Transfer.

(a)    Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(ii)    Notwithstanding the provisions of paragraph (i), no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company or to the members, or former members, of a limited liability company which is a member of a Holder (in accordance with their interest in such limited liability company), (D) to the Holder’s family member or trust for the benefit of an individual Holder, (E) a corporation to a wholly-owned subsidiary or affiliate, (F) from Visa International Service Association to Visa USA, Inc., or (G) from Comcast Interactive Capital, L.P. to another limited partnership in which Comcast Corporation or an affiliate of Comcast Corporation is the sole limited partner, provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(b)    Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(c)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(d)    Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2    Demand Registration.

(a)    Subject to the conditions of this Section 2.2, and as long as at least four million (4,000,000) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) shares of Preferred Stock, including Common Stock issued upon conversion or exercise of the Shares, are outstanding, if the Company shall receive a written request from Investors holding more than fifty percent (50%) of the Registrable Securities then outstanding (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of an aggregate offering price to the public of not less than five million dollars ($5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting (after first eliminating all shares that are not Registrable Securities) shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities being offered by each of such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)    prior to the earlier of the third anniversary of the date of the Closing or the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii)    after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)    during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)    if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to make its Initial Offering within ninety (90) days;

(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(vi)    if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

2.3    Piggyback Registrations.

(a)    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement, including any demand registrations made pursuant to Section 2.2 above, under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Members of the Active Management Team shall have the same piggyback rights as the Holders, except as set forth in Section 2.3(b).

(b)    Underwriting.    If the registration statement under which the Company gives notice under this Section 2.3 (other than as a result of a demand by Initiating Holders pursuant to Section 2.2) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; third, to the members of the Active Management Team on a pro rata basis; and fourth, to any other stockholder of the Company (other than a Holder or member of the Active Management Team) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a limited liability company, the members, retired members and manager of Holder and any members or former members of any of the foregoing, and any Holder which is a partnership, the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration regardless of whether any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4    Form S-3 Registration

In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)    if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable

Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii)    if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4, or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

2.5    Expenses of Registration

Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by the Company (exclusive of Selling Expenses), including the expense of one special counsel of the selling Holders. All Selling Expenses incurred in connection with any registrations shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting or electing to participate in such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights to a requested registration pursuant to Section 2.2 or Section 2.4.

2.6    Obligations of the Company

Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)    Provide a transfer agent and register for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)    Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7    Termination of Registration Rights    All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company’s Initial Offering. In addition, a Holder’s registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates, partners, former partners, members and former members) holds less than one percent (1%) of the Company’s outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

2.8    Delay of Registration; Furnishing Information.

(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9    Indemnification    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)    The Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)    Each Holder will, severally and not jointly with any other Holder, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 (b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)    If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)    The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.10    Assignment of Registration Rights    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, affiliate, general partner, limited partner, retired partner, member or retired member of a Holder, or any member or retired member of a member of Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (each a “Permitted Transfer”); provided, however, in each case (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11    Amendment of Registration Rights    Any provision of this Section 2 (except as set forth herein) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12    Limitation on Subsequent Registration Rights    After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or on a parity with those granted to the Holders hereunder.

2.13    “Market Stand-Off” Agreement; Agreement to Furnish Information

Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration and other than transfers by a Holder to its affiliates, members, partners or former partners provided that such affiliates, members, partners or former partners agree to be bound by the terms of this lock-up) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

(i)    such agreement shall apply only to the Company’s Initial Offering; and

(ii)    all officers and directors of the Company and holders of either (a) at least one percent (1%) of the Company’s voting securities or (b) the Company’s voting securities having registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

2.14    Rule 144 Reporting    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY

3.1    Basic Financial Information and Reporting

(a)    The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

(b)    As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, to the extent requested by an Investor, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors.

(c)    The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, to the extent requested by such Investor, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)    So long as an Investor (with its affiliates) shall own not less than one million (1,000,000) shares of Series A Preferred or Series B Preferred or two hundred thousand (200,000) shares of Series C Preferred, Series C-1 Preferred or Series D Preferred (as adjusted for stock splits and combinations) (a “Major Investor”), the Company shall furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. This provision shall terminate upon the Qualifying Offering.

3.2    Inspection and Visitation Rights    Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

3.3    Confidentiality of Records    Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary, parent, advisor, member or equity holder of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary, parent, advisor, member or equity holder is advised of the confidentiality provisions of this Section 3.3.

3.4    Reservation of Common Stock    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock and exercise of the Warrants, all Common Stock issuable from time to time upon such conversion.

3.5    Stock Vesting    Unless otherwise approved by the Board of Directors, including the representatives designated to the Board of Directors by the Holders, if any, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) not more than twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, (b) not less than seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years, and (c) the Company’s Board of Directors, including the representatives designated to the Board of Directors by the Holders, if any, may establish variable vesting schedules that are within the parameters of (a) and (b). With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

3.6    Key Person Insurance    The Company will use its best efforts to maintain in full force and effect term life insurance in the amount of two million dollars ($2,000,000) on the life of Mr. W. Wyatt Starnes, naming the Company as beneficiary.

3.7    Proprietary Information and Inventions Agreement    The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement.

3.8    Assignment of Right of First Refusal    In the event the Company elects not to (or is unable to) exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, except for any right of first refusal under the Co-Sale Agreement (as defined in the Purchase Agreement), the Company shall, to the extent it may legally do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion (as defined in Section 4.1) of the capital stock proposed to be transferred.

3.9    Directors’ Compensation    The Company shall not pay any compensation to any member of the Company’s Board of Directors in connection with the performance of his or her duties as a Director.

3.10    Directors’ Liability and Indemnification    The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability as a director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.11    Qualified Small Business    For so long as any of the Shares are held by an Investor or a transferee in whose hands such Shares are eligible to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will use its reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

3.12    Hart-Scott-Rodino Review    In the event of a merger or acquisition that requires review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Company will pay for all legal expenses necessary to facilitate such a review.

3.13    Termination of Covenants    All covenants of the Company contained in Section 3 of this Agreement (other than Section 3.10) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to a Qualifying Offering or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.13(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (items (a) and (b) are sometimes referred to herein, collectively, as a “Change in Control”).

SECTION 4. RIGHTS OF FIRST REFUSAL

4.1    Subsequent Offerings    Each Investor (with its affiliates) holding at least two hundred fifty thousand (250,000) Shares (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like) shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each such Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion or exercise of the Shares or upon the exercise of any outstanding warrants or options) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion or exercise of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2    Exercise of Rights    If the Company proposes to issue any Equity Securities, it shall give each such Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each such Investor shall have thirty (30) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3    Issuance of Equity Securities to Other Persons    If such Investor fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which such Investor’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to such Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to such Investors in the manner provided above.

4.4    Termination and Waiver of Rights of First Refusal    The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to a Qualifying Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Investors holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities held by all Investors, or as permitted by Section 5.6.

4.5    Transfer of Rights of First Refusal    The rights of first refusal of each Investor under this Section 4 may be transferred along with Shares to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6    Excluded Securities    The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)    shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the Original Issue Date (as defined in the Company’s Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b)    stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement and options and warrants outstanding as of the date of this Agreement.

(c)    any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors, including the vote of the representatives designated to the Board of Directors by the Holders, if any;

(d)    shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)    shares of Common Stock issued upon conversion of the Shares or shares of Common Stock or Preferred Stock issued upon the exercise of the Warrants;

(f)    any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, including the vote of the representatives designated to the Board of Directors by the Holders, if any;

(g)    any Equity Securities issued pursuant to any joint venture or strategic partnership approved by the Board of Directors, including the vote of the representatives designated to the Board of Directors by the Holders, if any; or

(h)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act in connection with a Qualified Offering.

SECTION 5. MISCELLANEOUS

5.1    Governing Law    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

5.2    Survival    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.3    Successors and Assigns    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.4    Entire Agreement    This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents referred to herein or delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.5    Severability    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6    Amendment and Waiver

(a)    Except for Section 2.13 and as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

(b)    Except for Section 2.13 and as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

(c)    Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as “Investors,” “Holders” and parties hereto on the same terms.

5.7    Delays or Omissions    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such

Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

5.8    Notices    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.9    Attorneys’ Fees    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10    Titles and Subtitles    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11    Additional Investors    Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

5.12    Counterparts    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.13    Prior Agreement    The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.

5.14    Aggregation of Stock    All securities of the Company held or acquired by any affiliate of any Investor shall be aggregated with those held or acquired by such Investor for the purpose of determining the availability of or discharge of any rights of such Investor under this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

TRIPWIRE, INC.

By:	/s/ W. Wyatt Starnes
W. Wyatt Starnes
President

BAVP, L.P.

By:	BA Venture Partners VI, LLC
its General Partner

By:	/s/ Rory O’Driscoll
Print Name: Rory O’Driscoll
Title:	Managing Director

ADVANCED TECHNOLOGY VENTURES V, L.P.

By:	ATV Associates V, L.L.C.
its General Partner

By:	/s/ Jos C. Henkens
Jos C. Henkens, Managing Partner

ATV ENTREPRENEURS V, L.P.

By:	ATV Associates V, L.L.C.
its General Partner

By:	/s/ Jos C. Henkens
Jos C. Henkens, Managing Partner

/s/ James Allegro
JAMES ALLEGRO

BESSEMER VENTURE INVESTORS II L.P. BESSEMER VENTURE PARTNERS V L.P BESSEC VENTURES V L.P. BVE LLC BVE 2001 LLC BVE 2001 (Q) LLC BIP 2001 L.P.

By:	Deer V & Co. LLC, General Partner/Managing Member

By:	/s/ J. Edmund Colloton
J. Edmund Colloton, Manager

/s/ Nelson Brady
NELSON BRADY

CASTLEWOOD EXPANSION PARTNERS, L.P.

By:	BT Investment Partners, Inc.,
General Partner

By:	/s/ Kristine Cicardo
Kristine Cicardo
Director

CLEARLIGHT PARTNERS, LLC

By:	/s/ Jay Shepherd
Jay Shepherd
Junior Partner

COMCAST INTERACTIVE CAPITAL, LP

By:	CIC Partners, LP,
its general partner

By:	CIC Venture Management, LLC,
its general partner

By:	/s/ William K. Langan
Print Name: William K. Langan
Title:	Vice President

/s/ Julie Constantin
JULIE CONSTANTIN

CONSTANTIN PARTNERS LLC

By:	/s/ Andrew Constantin
Andrew Constantin
Partner

JULIE AND ANDREW CONSTANTIN

By:	/s/ Julie Constantin
Julie Constantin

By:	/s/ Andrew Constantin
Andrew Constantin

DAIN RAUSCHER WESSELS INVESTORS L.L.C.

By:	Dain Rauscher Incorporated
Its Managing Member

By:	/s/ Mary Zimmer
Print Name: Mary Zimmer
Title:	Director of Finance and Admin.,
RBC Capital Markets Services

/s/ Rupen Dolasia
RUPEN DOLASIA

/s/ Steven Edelman
STEVEN EDELMAN

/s/ Robert Eng
ROBERT ENG

/s/ April Evans
APRIL EVANS

GC&H INVESTMENTS

By:	/s/ John Cardoza
John Cardoza
Executive Partner

GARAGE TECHNOLOGY VENTURES FKA GARAGE.COM

By:	/s/ William M. Reichert
William M. Reichert
President

GARAGE.COM INVESTMENTS I, LP

By:	/s/ William M. Reichert
William M. Reichert
President of the GP

GARAGE INVESTMENTS II, LP

By:	/s/ William M. Reichert
William M. Reichert
President of the Managing Member of the GP

GARAGE SECURITIES, INC. FKA GARAGE.COM SECURITIES, INC.

By:	/s/ William M. Reichert
William M. Reichert
President

INSTITUTIONAL VENTURE PARTNERS X GMBH AND CO. BETELLIGUNGS KG

By:	Institutional Venture Management X,
LLC, its Managing Limited Partner

By:	/s/ Stephen J. Harrick
Stephen J. Harrick
Managing Director

INSTITUTIONAL VENTURE PARTNERS X, L.P.

By:	Institutional Venture Management X,
LLC, its General Partner

By:	/s/ Stephen J. Harrick
Stephen J. Harrick
Managing Director

KYOCERA COMMUNICATIONS SYSTEMS CO. LTD.

By:	/s/ Naoyuki Morita
Naoyuki Morita
President

KYOCERA CORPORATION

By:	/s/ Masahiro Umemura
Masahiro Umemura
Executive Vice President and
General Manager,
Corporate Development Group

LATTIN ENTERPRISES

By:	/s/ William W. Lattin
William Lattin
President

/s/ Chong-Moon Lee
CHONG-MOON LEE

/s/ Leonard Lehmann
LEONARD LEHMANN

/s/ Barry Newman
BARRY NEWMAN

RIVERSIDE HOLDINGS II, L.P.

By:	/s/ D. James Carpenter
D. James Carpenter

/s/ Seth D. Rubin
SETH D. RUBIN

/s/ Srivats Sampath
SRIVATS SAMPATH

/s/ Amit Shah
AMIT SHAH

/s/ William Robert Steele
WILLIAM ROBERT STEELE

STERLING MEZZANINE INVESTMENTS, LLC

By:	/s/ Gregory R. Hardester
Gregory R. Hardester

/s/ Erwin Tiu
ERWIN TIU

VISA INTERNATIONAL SERVICE ASSOCIATION

By:	/s/ Cindy Hendricks
Cindy Hendricks
Vice President

AMENDMENT REGARDING

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT REGARDING FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is effective as of April 26, 2010, by and among Tripwire, Inc., a Delaware corporation (the “Company”), and certain holders of the Company’s preferred stock (the “Investors”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Investors’ Rights Agreement (as defined below).

RECITALS

A.    The Company and the Investors are parties to a certain Fourth Amended and Restated Investors’ Rights Agreement dated June 18, 2003 (the “Investors’ Rights Agreement”), pursuant to which the Company granted registration rights, information rights, rights of first refusal and other rights to the Investors and the Investors agreed to restrictions on their shares of the Company’s capital stock.

B.    The Company is now contemplating its first firm commitment underwritten public offering of its Common Stock (the “IPO”).

C.    Section 5.6 of the Investors’ Rights Agreement permits the Company and the holders of two-thirds of the Registrable Securities to amend the Investors’ Rights Agreement or waive provisions of the Investors’ Rights Agreement on behalf of the Company and all Investors (in each case with the exception of the market standoff provisions in Section 2.13 of the Investors’ Rights Agreement).

D.    In order to induce the Company to continue to plan for the IPO and to facilitate the consummation of the IPO, the Company and the undersigned holders of not fewer than two-thirds of the Registrable Securities now desire to amend the Investors’ Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the parties hereto agree as follows:

AGREEMENT

1.      Amendments.     The Investors’ Rights Agreement is amended as follows:

1.01    Section 1.    In §1 of the Investors’ Rights Agreement, the terms and the definition for “Qualifying Offering” is hereby amended in its entirety to read as follows:

“Qualifying Offering” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act having an aggregate offering price to the public of not less than $30,000,000 (before deduction of Selling Expenses).

1

1.02    Section 1.    In §1 of the Investors’ Rights Agreement, the term, and the definition for, “Registrable Securities” is hereby amended in its entirety to read as follows:

“Registrable Securities” means (a) Common Stock of the Company issued or issuable upon conversion or exercise of the Shares; (b) Common Stock of the Company held by Purdue Research Foundation as described on Exhibit A to this Amendment or issued or issuable upon exercise of the warrants specifically or generally described on Exhibit A to this Amendment or upon conversion of the securities issued or issuable upon the exercise of such warrants; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clauses (a) and (b) of this definition. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

1.03    Section 2.3(a)    In the first sentence of §2.3(a) of the Investors’ Rights Agreement, the phrase “at least thirty (30) days” is hereby deleted.

1.04    Section 2.3(b).    The following sentence is hereby inserted between the fourth and fifth sentences of §2.3(b) of the Investors’ Rights Agreement:

Notwithstanding the foregoing priorities, in the Initial Offering, the Company and underwriter shall have discretion to allocate up to ten percent (10%) of the total amount of securities that otherwise would have been allocated to Holders in such registration, to any person or persons that are not Holders.

2.      Miscellaneous.

2.01    Except to the extent specifically amended hereby, the Investors’ Rights Agreement is unmodified and remains in full force and effect.

2.02    This Amendment may be executed in one or more original or facsimile counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

[signatures follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Fourth Amended and Restated Investors’ Rights Agreement on the date first above written.

COMPANY:

TRIPWIRE, INC.

By:	/s/ Robert McCarthy
Name:	Robert McCarthy
Title:	VP Finance

INVESTORS:

ADVANCED TECHNOLOGY VENTURES V, L.P.

By:	/s/ Steve Baloff
Name:	Steve Baloff
Title:

ATV ENTREPRENEURS V, L.P.

By:	/s/ Steve Baloff
Name:	Steve Baloff
Title:

BVE LLC
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

BVE 2001 LLC
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

BVE 2001 (Q) LLC
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

BESSEC VENTURES V L.P.
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

BESSEMER VENTURE INVESTORS II L.P.
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

BESSEMER VENTURE PARTNERS V L.P.
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

BIP 2001 L.P.
By: Deer V & Co. LLC, General Partner/Managing Member
By:	/s/ J. Edmond Colloton
Name:	J. Edmond Colloton
Title:	Executive Manager

INSTITUTIONAL VENTURE PARTNERS X GMBH AND CO. BETELLINGUNGS KG

By:	/s/ Norman A. Fogelsong
Name:	Norman A. Fogelsong
Title:	Managing Director

INSTITUTIONAL VENTURE PARTNERS X, L.P.

By:	/s/ Norman A. Fogelsong
Name:	Norman A. Fogelsong
Title:	Managing Director

BAVP, L.P.
By: Scale Venture Management I, L.L.C.
Its general partner

By:	/s/ Stacey Bishop
Name:	Stacey Bishop
Title:	Member

CHONG-MOON LEE

By:	/s/ Chong-Moon Lee
Name:	Chong-Moon Lee
Title:

CLEARLIGHT PARTNERS, LLC

By:	/s/ Jay Shepherd
Name:	Jay Shepherd
Title:	Partner

INDUSTRY VENTURES FUND V, L.P.

By:	/s/ Justin Burden
Name:	Justin Burden
Title:	Member